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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report on the financial statements of Molecular Simulations Inc. dated February 4, 1998 included in this Form 10-K into Pharmacopeia, Inc.'s previously filed Registration Statements on Form S-8 (File No.'s 33-80341, 333-20883, 333-56883) pertaining to the 1994 Incentive Stock Plan of Pharmacopeia, Inc., the 1995 Director Option Plan of Pharmacopeia, Inc. and the 1995 Employee Stock Purchase Plan of Pharmacopeia, Inc. in the Registration Statement pertaining to the 1994 Incentive Stock Plan of Pharmacopeia, Inc. and in the Registration Statement pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan, the Molecular Simulations Incorporated 1988 Stock Option and Purchase Plan, the Molecular Simulations Incorporated 1996 Equity Incentive Plan, the Polygen Corporation 1986 Incentive Stock Option Plan, the Polygen Corporation 1986 Incentive Stock Option Plan (California), the Polygen Corporation 1986 Supplemental Stock Option Plan and the Polygen Corporation 1986 Supplemental Stock Option Plan (California). It should be noted that we have not audited any financial statements of Molecular Simulations Inc. subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                        /s/ Arthur Andersen LLP

                                            ARTHUR ANDERSEN LLP


San Diego, California
April 1, 1999